Exhibit (2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-127253 on Form N-2 of our report dated March 10, 2006, relating to the financial statement of Global Income & Currency Fund Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 21, 2006